UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2016

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Associated Banc-Corp (the “Company) has accepted the resignation of Ruth M. Crowley from the Board of Directors of the Company and its subsidiaries, effective October 26, 2016.  Ms. Crowley has been a member of the Company’s Board since 2004.

Ms. Crowley’s decision to resign did not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03. Amendments of Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On October 25, 2016, the Board of Directors of the Company adopted an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”). The Bylaws require a director to retire at the annual meeting following such director’s attainment of the age of 72, and the amendment provides that the Board may waive the retirement age requirement on an annual basis thereafter.  The requirement that such waivers end when a director reaches the age of 75 was removed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of Associated Banc-Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: October 26, 2016	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit

Number

3.1	Amended and Restated Bylaws of Associated Banc-Corp